UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

On December 17, 2014, Empire Resorts, Inc. (“Empire,” and, together with its subsidiaries, the “Company,” “us,” “our” or “we”) through a wholly-owned subsidiary, Montreign Operating Company, LLC (“Montreign”), was unanimously selected by the New York State Gaming Facility Location Board (the “Siting Board”) as the sole Catskill/Hudson Valley Region One casino applicant eligible to apply to the New York State Gaming Commission (“NYSGC”) for a license (a “Gaming Facility License”) to operate a resort casino (the “Casino Project”) to be located at the site of a four-season destination resort planned for the Town of Thompson in Sullivan County 90 miles from New York City (“Adelaar” or the “Adelaar Project”). The Adelaar Project is to be located on 1,500 acres (the “EPT Property”) owned by EPT Concord II, LLC (“EPT”) and EPR Concord II, LP, each a wholly-owned subsidiary of EPR Properties (together with its subsidiaries, “EPR”). The Casino Project, to be called “Montreign Resort Casino”, is part of the initial phase of Adelaar, which will also include an Indoor Waterpark Lodge and adventure park, Rees Jones redesigned “Monster” Golf Course (the “Golf Course”) and an Entertainment Village, which will include retail, restaurant, shopping and entertainment (the “Entertainment Village”).

Since our selection by the Siting Board, we are contemplating changes to the Casino Project. The changes would require an increase in the previously-projected minimum capital investment we would make in the Casino Project. We expect that the planned revisions will provide incremental profit and cash flow to support the additional investment. In addition, on September 3, 2015, Monticello Raceway Management, Inc. (“MRMI”), a wholly-owned subsidiary of the Company, and EPT entered into a non-binding term sheet (the “Term Sheet”) reflecting general terms of a proposed amendment to the Option Agreement (the “Option Agreement”) between MRMI and EPT. The Option Agreement, which was originally executed on December 21, 2011 and last amended by letter agreement dated June 20, 2014, grants to MRMI the sole and exclusive option to lease portions of the EPT Property on which the Casino Project will be developed. The Term Sheet contemplates, among other things, amendments to the Option Agreement that would allow MRMI and/or its affiliates to lease the parcels on which the Golf Course and Entertainment Village will be located in addition to the Casino Project parcel. The Term Sheet also includes proposed terms on which MRMI and/or its affiliates would be responsible for developing the Golf Course and Entertainment Village, in addition to the Casino Project, and EPR would be responsible for developing the Indoor Waterpark Lodge. The Term Sheet is for discussion purposes only and is not binding on either MRMI or EPT until definitive agreements are executed and the terms of such definitive agreements may be subject to regulatory review and/or approval. Furthermore, the proposed changes to the Casino Project are subject to regulatory approval.

In the event that the Company is awarded a Gaming Facility License, we anticipate financing the associated costs and expenses of the Casino Project with a combination of debt and equity financing. To support the contemplated changes to the Casino Project and the proposed expansion of the Company’s role at Adelaar to include the development of the Golf Course and Entertainment Village, the Company entered into amendments to the debt and equity financing commitments initially obtained in June 2014 in support of the Company’s application for a Gaming Facility License. In addition, the Company applied for, and obtained, a resolution from the Sullivan County Industry Development Agency, approving an increase in the exemption from New York State and local sales and use taxes with respect to certain items used in, or for the acquisition, construction and equipping of, the Casino Project.

For the debt portion of the Company’s financing, in June 2014, Credit Suisse AG (“Credit Suisse”) committed to provide a senior secured credit facility of up to a maximum amount of $478 million (the “CS Credit Facility”). On September 22, 2015, Credit Suisse and the Company entered into a further amendment to the commitment letter increasing the financing commitment Credit Suisse provided up to a maximum of $545 million, which amount may be reduced by no more than $70 million depending on the amount of furniture, fixtures and equipment financing the Company otherwise obtains. The CS

Credit Facility provides that it may change the terms of the credit facility to ensure successful syndication. The CS Credit Facility is subject to various conditions precedent, including the Company’s receipt of a Gaming Facility License and evidence of an equity investment in the Company of up to $301 million.

The Company may launch a rights offering to its existing equity holders in an amount necessary to meet the requirements of the CS Credit Facility and to redeem certain outstanding Series E preferred stock of the Company in accordance with an existing settlement agreement. If the Company launches a rights offering meeting certain criteria, Kien Huat Realty III Limited (“Kien Huat”), the Company’s largest stockholder, committed in June 2014 to exercising its proportionate share of subscription rights that would be issued and entering into a standby purchase agreement to exercise all rights not otherwise exercised by holders (the “Kien Huat Commitment Letter”). On September 22, 2015, the Company and Kien Huat entered into a further amendment to the Kien Huat Commitment Letter, whereby Kien Huat increased its overall equity investment commitment to the Company from $150 million plus the amount necessary to redeem the Series E preferred stock to an aggregate total of $375 million, which amounts include $50 million invested by Kien Huat in a rights offering the Company consummated in February 2015. In particular, Kien Huat has agreed to participate in, and backstop, two additional rights offerings in support of the Company’s Casino Project and further involvement in the development of Adelaar, to redeem the Series E preferred stock, as well as to support the working capital needs of the Company. The first additional rights offering (the “License Grant Rights Offering”), if launched, would commence no later than ten days following the Company being granted a Gaming Facility License. Kien Huat has agreed to participate in, and backstop, the License Grant Rights Offering in an amount not to exceed $290 million. In addition, the Company may determine to commence a further subsequent rights offering (the “Follow-On Rights Offering” and, together with the License Grant Rights Offering, the “Project Rights Offerings”). Kien Huat has agreed to participate in, and backstop, such Follow-On Rights Offering on the same terms and conditions and at the same subscription price as the License Grant Rights Offering in an amount not to exceed $35 million.

Although the Company has obtained these debt and equity financing commitments, the Company has reserved the flexibility to reassess its financing alternatives if it is granted a Gaming Facility License and either proceed with the financing options described here or pursue alternative means of financing the Casino Project on terms and conditions more beneficial to the Company. The ultimate investment that the Company will make in the Montreign Resort Casino will require regulatory approval and will also depend on the regulatory approval of the proposed changes to the Casino Project and the Company’s further involvement in the development of Adelaar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2015

EMPIRE RESORTS, INC.

By:	/s/ Laurette J. Pitts
	Name:	Laurette J. Pitts
	Title:	EVP, Chief Operating Officer and Chief Financial Officer